CLEVELAND BIOLABS, INC.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CBLI2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

MOBILE VOTING
On your smartphone/tablet, open the QR Reader and scan the above image. Once the voting site is displayed, enter the Control Number from the proxy card and vote these shares.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34197-S14896 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEVELAND BIOLABS, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Approve the issuance of shares of common stock of Cleveland BioLabs, Inc. to securityholders of Cytocom, Inc., pursuant to the terms of the Agreement and Plan of Merger, dated as of October 16, 2020, and the change of control resulting from the merger;	☐	☐	☐
2.	Approve an amendment to the certificate of incorporation of Cleveland BioLabs, Inc. to effect an increase in the number of authorized shares of common stock;	☐	☐	☐
3.	Consider and vote upon an adjournment of the Cleveland BioLabs, Inc. special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2; and	☐	☐	☐
4.	Transact such other business as may properly come before the stockholders at the Cleveland BioLabs, Inc. special meeting or any adjournment or postponement thereof.			

Your vote is important. The affirmative vote of the holders of a majority of shares present in attendance or represented by proxy at the Cleveland BioLabs, Inc. special meeting and entitled to vote on the matter, assuming a quorum is present, is required for approval of Proposal Nos. 1, 3 and 4. The affirmative vote of the holders of a majority of the outstanding shares of Cleveland BioLabs, Inc. common stock entitled to vote at the Cleveland BioLabs, Inc. special meeting is required for approval of Proposal No. 2. Approval of Proposal No. 1 and No. 2 is a condition to the consummation of the merger. Therefore, the merger cannot be consummated without the approval of Proposal No. 1 and No. 2.

Cleveland BioLabs' board of directors unanimously recommends that Cleveland BioLabs stockholders vote "FOR" each such proposal.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on [TBD], 2021 at 10:00 a.m. Eastern Time via the Internet.
The proxy statement/prospectus is available at www.proxyvote.com.

D34198-S14896

CLEVELAND BIOLABS, INC.
Special Meeting of Stockholders
[TBD] 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Christopher Zosh, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEVELAND BIOLABS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 10:00 a.m. Eastern Time on [TBD], virtually at www.virtualshareholdermeeting.com/CBLI2021SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side